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                                                                    EXHIBIT 23.6

                          CONSENT OF BDO INTERNATIONAL

Jobline International AB
Stockholm, Sweden

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 of our report dated August 17, 2001, relating to the consolidated financial statements of Jobline International AB appearing in TMP Worldwide Inc.'s Current Report on Form 8-K dated September 7, 2001.

    We also consent to the reference to our firm under the caption "Experts" in the Prospectus constituting a part of this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1.

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
                                                       /s/ BDO International
                                                       -------------------------------
                                                       BDO International
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London, England
September 7, 2001